AMENDMENT
                               DATED MAY 19, 2010
                                     TO THE
                  FOURTH AMENDED AND RESTATED SERVICE AGREEMENT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                            DATED SEPTEMBER 25, 1996,
                                   AS AMENDED
                       NOVEMBER 15, 2004, AUGUST 29, 2005
                     AUGUST 28, 2006, AND FEBRUARY 12, 2010

                                    AMENDMENT

                                     TO THE

                           FOURTH AMENDED AND RESTATED
                                SERVICE AGREEMENT
                      DATED SEPTEMBER 25, 1996, AS AMENDED,
                       NOVEMBER 15, 2004, AUGUST 29, 2005
                      AUGUST 28, 2006 AND FEBRUARY 12, 2010
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                            RYDEX FUND SERVICES, INC.

The following Amendment is made to Section 4 of the Amended and Restated Service Agreement between Rydex Series Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

     Section 4 of the Agreement is amended, effective May 19, 2010, to read as follows:

     As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series for such month as set forth in Schedule VI.

     In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer.

                                                                     SCHEDULE VI

                                  COMPENSATION

     As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series (a "Fund") for such month:

                                               INVESTOR CLASS, ADVISOR
                                               CLASS, A-CLASS, C-CLASS,
                                              H-CLASS, INVESTOR2 CLASS,
                                                       I-CLASS
FUND NAME                                          (AS APPLICABLE)        Y-CLASS SHARES
---------                                     -------------------------   --------------
Government Long Bond 1.2x Strategy Fund                 0.20%
U.S. Government Money Market Fund                       0.20%
Nova Fund                                               0.25%
Inverse S&P 500 Strategy Fund                           0.25%
NASDAQ-100(R) Fund                                      0.25%
Inverse NASDAQ-100(R) Strategy Fund                     0.25%
Inverse Government Long Bond Strategy Fund              0.25%
Europe 1.25x Strategy Fund                              0.25%
Russell 2000(R) 1.5x Strategy Fund                      0.25%
Mid-Cap 1.5x Strategy Fund                              0.25%
S&P 500 Pure Value Fund                                 0.25%
S&P 500 Pure Growth Fund                                0.25%
S&P MidCap 400 Pure Value Fund                          0.25%
S&P MidCap 400 Pure Growth Fund                         0.25%
Inverse Mid-Cap Strategy Fund                           0.25%
S&P SmallCap 600 Pure Value Fund                        0.25%
S&P SmallCap 600 Pure Growth Fund                       0.25%
Inverse Russell 2000(R) Strategy Fund                   0.25%
Strengthening Dollar 2x Strategy Fund                   0.25%
Weakening Dollar 2x Strategy Fund                       0.25%
Banking Fund                                            0.25%
Basic Materials Fund                                    0.25%
Biotechnology Fund                                      0.25%
Consumer Products Fund                                  0.25%
Electronics Fund                                        0.25%
Energy Fund                                             0.25%
Energy Services Fund                                    0.25%
Financial Services Fund                                 0.25%
Health Care Fund                                        0.25%
Internet Fund                                           0.25%
Leisure Fund                                            0.25%
Precious Metals Fund                                    0.25%
Real Estate Fund                                        0.25%
Retailing Fund                                          0.25%
Technology Fund                                         0.25%

                                               INVESTOR CLASS, ADVISOR
                                               CLASS, A-CLASS, C-CLASS,
                                              H-CLASS, INVESTOR2 CLASS,
                                                       I-CLASS
FUND NAME                                          (AS APPLICABLE)        Y-CLASS SHARES
---------                                     -------------------------   --------------
Telecommunications Fund                                 0.25%
Transportation Fund                                     0.25%
Utilities Fund                                          0.25%
Commodities Strategy Fund                               0.25%
All-Cap Opportunity Fund                                0.25%
Multi-Hedge Strategies Fund                             0.25%
S&P 500 Fund                                            0.25%
Russell 2000(R) Fund                                    0.25%
All-Asset Moderate Strategy Fund                        0.25%
All-Asset Conservative Strategy Fund                    0.25%
All-Asset Aggressive Strategy Fund                      0.25%
Managed Futures Strategy Fund                           0.25%                  0.20%
High Yield Strategy Fund                                0.25%
Inverse High Yield Strategy Fund                        0.25%
International Opportunity Fund                          0.25%
Japan 2x Strategy Fund                                  0.25%
Alternative Strategies Allocation Fund                  0.25%
Global 130/30 Strategy Fund                             0.25%
Long/Short Commodities Strategy Fund                    0.25%                  0.20%
Global Market Neutral Fund                              0.25%
EVENT DRIVEN AND DISTRESSED STRATEGIES FUND             0.25%
ALTERNATIVE STRATEGIES ALLOCATION FUND                  0.25%
LONG SHORT EQUITY STRATEGY FUND                         0.25%
LONG SHORT TREASURY FUND                                0.25%

                           ADDITIONS ARE NOTED IN BOLD

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 19th day of May 2010.

                                        RYDEX SERIES FUNDS


                                        By: /s/ Richard M. Goldman
                                            ------------------------------------
                                        Name: Richard M. Goldman
                                        Title: President


                                        RYDEX FUND SERVICES, INC.


                                        By: /s/ Nick Bonos
                                            ------------------------------------
                                        Name: Nick Bonos
                                        Title: President and Chief Executive
                                               Officer